Exhibit 99.1

Prospect Capital Announces Financial Results for June 2025

NEW YORK, August 26, 2025 (GLOBE NEWSWIRE) – Prospect Capital Corporation (NASDAQ: PSEC) (“Prospect”, “our”, or “we”) today announced financial results for our fiscal quarter and fiscal year ended June 30, 2025.

FINANCIAL RESULTS

All amounts in $000’s except per share amounts (on weighted average basis for period numbers)	Quarter Ended	Quarter Ended	Quarter Ended
	June 30, 2025	March 31, 2025	June 30, 2024

Net Investment Income (“NII”)	$79,043	$83,489	$102,922
NII per Common Share	$0.17	$0.19	$0.25
Interest as % of Total Investment Income	94.9%	93.3%	89.2%

Net Income (Loss) Applicable to Common Shareholders	$(226,369)	$(171,331)	$(9,050)
Net Income (Loss) per Common Share	$(0.50)	$(0.39)	$(0.02)

Distributions to Common Shareholders	$61,181	$59,966	$75,640
Distributions per Common Share	$0.135	$0.135	$0.18
Cumulative Paid and Declared Distributions to Common Shareholders(1)	$4,569,727	$4,527,079	$4,325,055
Cumulative Paid and Declared Distributions per Common Share(1)	$21.66	$21.57	$21.12

Total Assets	$6,804,938	$6,996,312	$7,857,092
Total Liabilities	$2,186,266	$2,118,522	$2,559,171
Preferred Stock	$1,629,900	$1,632,426	$1,586,188
Net Asset Value (“NAV”) to Common Shareholders	$2,988,772	$3,245,364	$3,711,733
NAV per Common Share	$6.56	$7.25	$8.74

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,315,967	$1,716,035	$1,357,577

Net of Cash Debt to Total Assets	30.4%	28.7%	30.5%
Net of Cash Debt to Equity Ratio(2)	44.4%	40.8%	44.7%
Net of Cash Asset Coverage of Debt Ratio(2)	325%	345%	323%

Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	77.1%	87.5%	80.3%
Unsecured and Non-Recourse Debt as % of Total Debt	100.0%	100.0%	100.0%

(1)Declared dividends are through the October 2025 distribution. August through October 2025 distributions are estimated based on shares outstanding as of 8/25/2025.
(2)Including our preferred stock as equity.

CASH COMMON SHAREHOLDER DISTRIBUTION DECLARATION

Prospect is declaring distributions to common shareholders as follows:

Monthly Cash Common Shareholder Distribution	Record Date	Payment Date	Amount ($ per share)
September 2025	9/26/2025	10/22/2025	$0.0450
October 2025	10/29/2025	11/18/2025	$0.0450

Prospect expects to declare November 2025, December 2025, and January 2026 distributions to common shareholders in November 2025.

Taking into account past distributions and our current share count for declared distributions, since inception through our October 2025 declared distribution, Prospect will have distributed $21.66 per share to original common shareholders, aggregating approximately $4.6 billion in cumulative distributions to all common shareholders.

Since Prospect’s initial public offering in July 2004 through June 30, 2025, Prospect has invested over $22 billion across over 450 investments, exiting over 350 of these investments.

Since Prospect's initial public offering in July 2004 through June 30, 2025, Prospect's exited investments resulted in an investment level realized gross internal rate of return ("IRR") of approximately 12% (based on total capital invested of approximately $12.6 billion and total proceeds from such exited investments of approximately $16.0 billion).

Drivers focused on optimizing our business include:

(1) rotation of assets into and increased focus on our core business of first lien senior secured middle market loans (with our first lien mix increasing 642 basis points to 70.5% (based on cost) from the prior year), including with selected equity linked investments, focusing on new investments in companies with less than $50 million of EBITDA, including companies with smaller funded private equity sponsors, independent sponsors, and no third party financial sponsors;

(2) reduction in our second lien senior secured middle market loans (with our second lien mix decreasing 202 basis points to 14.4% (based on cost) from the prior year and with two additional second lien loans having repaid since June, 30, 2025);

(3) exiting from our subordinated structured notes portfolio (with our subordinated structured notes mix decreasing 781 basis points to 0.6% (based on cost) from the prior year);

(4) prudent exits of equity linked assets (including real estate properties (with six properties sold in the last six quarters) and corporate investments (such as the sale of significant assets within Echelon Transportation, LLC in July 2025, with other potential exits targeted));

(5) enhancement of portfolio company operating performance; and

(6) greater utilization of our cost efficient revolving floating rate credit facility (which significantly matches with our majority floating rate assets).

In our middle market lending strategy, which represented 85% of our investments at cost as of June 30, 2025, we continued our focus on first lien senior secured loans during the quarter, with such investments totaling $166.7 million of our $270.9 million of originations during the quarter. Investments during the quarter included a new investment in Verify Diagnostics LLC (a provider of advanced molecular diagnostic testing), a new investment in QC Holdings, Inc. (a provider of consumer credit), and other follow-on investments in existing portfolio companies to support acquisitions, working capital needs, organic growth initiatives, and other objectives.

We have substantially completed the exit of our subordinated structured notes portfolio as of June 30, 2025, with such portfolio representing 0.6% of our investment portfolio at cost, representing a reduction of 781 basis points from 8.4% as of June 30, 2024.

In our real estate property portfolio at National Property REIT Corp. (“NPRC”), which represented 14% of our investments at cost as of June 30, 2025, and which is focused on developed and occupied cash flow multifamily investments, since the inception of this strategy in 2012 and through June 30, 2025, we have exited 52 property investments that have earned an unlevered investment-level gross cash IRR of 24.0% and cash on cash multiple of 2.4 times. The remaining real estate property portfolio included 58 properties and paid us an income yield of 4.5% for the quarter ended June 30, 2025, thereby providing opportunities to exit certain such investments and recycle into more first lien senior secured loans with selected equity linked investments. Our aggregate investment in NPRC included a $378 million unrealized gain as of June 30, 2025.

Our senior management team and employees own 28.5% of all common shares outstanding (an increase of 214 basis points since June 30, 2024) or approximately $0.9 billion of our common equity as measured at NAV.

PORTFOLIO UPDATE AND INVESTMENT ACTIVITY

All amounts in $000’s except per unit amounts	As of	As of	As of
	June 30, 2025	March 31, 2025	June 30, 2024

Total Investments (1)	$6,693,501	$6,955,011	$7,447,174
Total Investments (2)	$6,673,516	$6,901,364	$7,718,243
Number of Portfolio Companies	97	114	117
Number of Industries	33	33	35

First Lien Debt	70.5%	67.7%	64.1%
Second Lien Debt	14.4%	13.6%	16.4%
Total Senior and Secured Debt	84.9%	81.3%	80.5%
Subordinated Structured Notes	0.6%	5.9%	8.4%
Unsecured Debt	0.1%	0.1%	0.1%
Equity Investments	14.4%	12.7%	11.0%
Total Investments (1)	100.0%	100.0%	100.0%

First Lien Debt	66.9%	65.5%	60.3%
Second Lien Debt	11.5%	10.5%	13.6%
Total Senior and Secured Debt	78.4%	76.0%	73.9%
Subordinated Structured Notes	0.5%	4.2%	6.9%
Unsecured Debt	0.1%	0.1%	0.1%
Equity Investments	21.0%	19.7%	19.1%
Total Investments (2)	100.0%	100.0%	100.0%

Annualized Current Yield – All Investments	9.6%	9.2%	9.8%
Annualized Current Yield – Performing Interest Bearing Investments	12.2%	11.5%	12.1%

Non-Accrual Loans as % of Total Assets (1)	4.0%	4.7%	2.7%
Non-Accrual Loans as % of Total Assets (2)	0.3%	0.6%	0.3%

(1)Calculated at cost.
(2)Calculated at fair value.

During the June 2025 and March 2025 quarters, investment originations (including follow on investments in existing portfolio companies) and repayments were as follows:

All amounts in $000’s	Quarter Ended	Quarter Ended
	June 30, 2025	March 31, 2025

Total Originations	$270,859	$196,144

Middle-Market	90.6%	85.9%
Real Estate	9.4%	14.1%
Other	—%	—%

Total Repayments and Sales	$445,327	$191,656

Originations, Net of Repayments and Sales	$(174,468)	$4,488

For additional disclosure see “Primary Origination Strategies” at the end of this release. Totals may not add to 100% given there are other smaller and non-core investment strategies.

CAPITAL AND LIQUIDITY

Our multi-year, long-term laddered and diversified historical funding profile has included a $2.1 billion revolving credit facility (aggregate commitments with 48 current lenders), program notes, institutional bonds, convertible bonds, listed preferred stock, and program preferred stock. We have retired multiple upcoming maturities and, after successful retirement of our $156.2 million convertible bond maturity in March 2025 and redemption of our remaining outstanding 3.706% Notes due January 2026 in June 2025 (original principal amount $400.0 million), we have $2.4 million remaining of debt maturing during calendar year 2025. Our next institutional bond maturity is $300 million in November 2026.
Our unfunded eligible commitments to portfolio companies aggregate approximately $40.7 million, of which $16.0 million are considered at our sole discretion, representing 0.6% and 0.2% of our total assets as of June 30, 2025, respectively.

	As of	As of	As of
All amounts in $000’s	June 30, 2025	March 31, 2025	June 30, 2024
Net of Cash Debt to Total Assets Ratio	30.4%	28.7%	30.5%
Net of Cash Debt to Equity Ratio(1)	44.4%	40.8%	44.7%
% of Interest-Bearing Assets at Floating Rates	76.8%	77.5%	82.1%
Unsecured Debt + Preferred Equity as % of Total Debt + Preferred Equity	77.1%	87.5%	80.3%

Balance Sheet Cash + Undrawn Revolving Credit Facility Commitments	$1,315,967	$1,716,035	$1,357,577

Unencumbered Assets	$4,225,539	$4,440,135	$4,978,490
% of Total Assets	62.1%	63.5%	63.4%

(1)Including our preferred stock as equity.

We currently have two separate unsecured debt issuances aggregating approximately $0.6 billion outstanding, not including our program notes, with laddered maturities extending through October 2028. At June 30, 2025, $647.2 million of program notes were outstanding with laddered maturities through March 2052.
At June 30, 2025 our weighted average cost of unsecured debt financing was 4.52%, an increase of 0.19% from March 31, 2025, and an increase of 0.27% from June 30, 2024.

We have raised significant capital from our existing $2.25 billion perpetual preferred stock offering programs. The preferred stock provides Prospect with a diversified source of programmatic capital without creating scheduled maturity risk due to the perpetual term of multiple preferred tranches.

DIVIDEND REINVESTMENT PLAN

We have adopted a dividend reinvestment plan (also known as our “DRIP”) that provides for reinvestment of our distributions on behalf of our shareholders, unless a shareholder elects to receive cash. On April 17, 2020, our board of directors approved amendments to the Company’s DRIP, effective May 21, 2020. These amendments principally provide for the number of newly-issued shares pursuant to the DRIP to be determined by dividing (i) the total dollar amount of the distribution payable by (ii) 95% of the closing market price per share of our stock on the valuation date of the distribution (providing a 5% discount to the market price of our common stock), a benefit to shareholders who participate.
HOW TO PARTICIPATE IN OUR DIVIDEND REINVESTMENT PLAN

Shares held with a broker or financial institution
Many shareholders have been automatically “opted out” of our DRIP by their brokers. Even if you have elected to automatically reinvest your PSEC stock with your broker, your broker may have “opted out” of our DRIP (which utilizes DTC’s dividend reinvestment service), and you may therefore not be receiving the 5% pricing discount. Shareholders interested in participating in our DRIP to receive the 5% discount should contact their brokers to make sure each such DRIP participation election has been made through DTC. In making such DRIP election, each shareholder should specify to one’s broker the desire to participate in the "Prospect Capital Corporation DRIP through DTC" that issues shares based on 95% of the market price (a 5% discount to the market price) and not the broker's own "synthetic DRIP” plan (if any) that offers no such discount. Each shareholder should not assume one’s broker will automatically place such shareholder in our DRIP through DTC. Each shareholder will need to make this election proactively with one’s broker or risk not receiving the 5% discount. Each shareholder may also consult with a representative of such shareholder’s broker to request that the number of shares the shareholder wishes to enroll in our DRIP be re-registered by the broker in the shareholder’s own name as record owner in order to participate directly in our DRIP.
Shares registered directly with our transfer agent
If a shareholder holds shares registered in the shareholder’s own name with our transfer agent (less than 0.1% of our shareholders hold shares this way) and wants to make a change to how the shareholder receives dividends, please contact our plan administrator, Equiniti Trust Company, LLC by calling (888) 888-0313 or by mailing Equiniti Trust Company LLC, PO Box 10027, Newark, New Jersey 07101.
EARNINGS CONFERENCE CALL
Prospect will host an earnings call on Wednesday, August 27, 2025 at 9:00 a.m. Eastern Time. Dial 888-338-7333. For a replay after August 27, 2025 visit www.prospectstreet.com or call 877-344-7529 with passcode 7458818.

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except share and per share data)

	June 30, 2025	June 30, 2024

Assets
Investments at fair value:
Control investments (amortized cost of $3,416,244 and $3,280,415, respectively)	$3,696,367	$3,872,575
Affiliate investments (amortized cost of $11,735 and $11,594, respectively)	27,057	18,069
Non-control/non-affiliate investments (amortized cost of $3,265,522 and $4,155,165, respectively)	2,950,092	3,827,599
Total investments at fair value (amortized cost of $6,693,501 and $7,447,174, respectively)	6,673,516	7,718,243
Cash and cash equivalents (restricted cash of $4,282 and $3,974, respectively)	50,788	85,872
Receivables for:
Interest, net	25,144	26,936
Other	1,642	1,091
Due from broker	33,393	734
Deferred financing costs on Revolving Credit Facility	18,842	22,975
Prepaid expenses	1,488	1,162
Due from Affiliate	125	79
Total Assets	6,804,938	7,857,092
Liabilities
Revolving Credit Facility	856,322	794,796
Public Notes (less unamortized discount and debt issuance costs of $6,556 and $12,433, respectively)	593,444	987,567
Prospect Capital InterNotes® (less unamortized debt issuance costs of $8,687 and $7,999, respectively)	638,545	496,029
Convertible Notes (less unamortized debt issuance costs of $0 and $649, respectively)	—	155,519
Due to Prospect Capital Management	41,757	58,624
Interest payable	15,116	21,294
Dividends payable	28,836	25,804
Due to broker	5,639	10,272
Accrued expenses	3,490	3,591
Due to Prospect Administration	2,602	5,433
Other liabilities	515	242
Total Liabilities	2,186,266	2,559,171
Commitments and Contingencies
Preferred Stock, par value $0.001 per share (847,900,000 and 647,900,000 shares of preferred stock authorized, with 80,000,000 and 80,000,000 as Series A1, 80,000,000 and 80,000,000 as Series M1, 80,000,000 and 80,000,000 as Series M2, 20,000,000 and 20,000,000 as Series AA1, 20,000,000 and 20,000,000 as Series MM1, 1,000,000 and 1,000,000 as Series A2, 6,900,000 and 6,900,000 as Series A, 80,000,000 and 80,000,000 as Series A3, 80,000,000 and 80,000,000 as Series M3, 90,000,000 and 80,000,000 as Series A4, 90,000,000 and 80,000,000 as Series M4, 20,000,000 and 20,000,000 as Series AA2, 20,000,000 and 20,000,000 as Series MM2, 90,000,000 and 0 as Series A5, and 90,000,000 and 0 as Series M5, each as of June 30, 2025 and June 30, 2024; 26,763,091 and 28,932,457 Series A1 shares issued and outstanding, 1,122,110 and 1,788,851 Series M1 shares issued and outstanding, 0 and 0 Series M2 shares issued and outstanding, 0 and 0 Series AA1 shares issued and outstanding, 0 and 0 Series MM1 shares issued and outstanding, 163,000 and 164,000 Series A2 shares issued and outstanding, 5,251,157 and 5,251,157 Series A shares issued and outstanding, 24,081,697 and 24,810,648 Series A3 shares issued and outstanding, 2,281,053 and 3,351,101 Series M3 shares issued and outstanding, 2,209,528 and 1,401,747 Series M4 shares issued and outstanding, 6,981,297 and 3,766,166 Series A4 issued and outstanding, 0 and 0 Series AA2 shares issued and outstanding, 0 and 0 Series MM2 shares issued and outstanding, 1,647,217 and 0 Series A5 issued and outstanding, and 415,787 and 0 Series M5 issued and outstanding as of June 30, 2025 and June 30, 2024, respectively) at carrying value plus cumulative accrued and unpaid dividends
	1,629,900	1,586,188
Net Assets Applicable to Common Shares	$2,988,772	$3,711,733
Components of Net Assets Applicable to Common Shares and Net Assets, respectively
Common stock, par value $0.001 per share (1,152,100,000 and 1,352,100,000 common shares authorized; 455,902,826 and 424,846,963 issued and outstanding, respectively)	456	425
Paid-in capital in excess of par	4,242,196	4,147,587
Distributions in excess of earnings	(1,253,880)	(436,279)
Net Assets Applicable to Common Shares	$2,988,772	$3,711,733
Net Asset Value Per Common Share	$6.56	$8.74

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	Three Months Ended June 30,		Year Ended June 30,
	2025	2024	2025	2024
Investment Income
Interest income (excluding payment-in-kind (“PIK”) interest income):
Control investments	$55,725	$45,232	$226,077	$183,343
Non-control/non-affiliate investments	82,819	100,449	340,762	410,219
Structured credit securities	2,512	5,405	14,017	35,722
Total interest income (excluding PIK interest income)	141,056	151,086	580,856	629,284
PIK interest income:
Control investments	12,721	25,033	55,230	97,194
Non-control/non-affiliate investments	4,663	13,183	35,023	43,834
Total PIK Interest Income	17,384	38,216	90,253	141,028
Total interest income	158,440	189,302	671,109	770,312
Dividend income:
Control investments	—	—	8,774	737
Affiliate investments	540	984	681	2,291
Non-control/non-affiliate investments	1,714	4,591	9,923	8,925
Total dividend income	2,254	5,575	19,378	11,953
Other income:
Control investments	3,158	13,182	18,957	68,735
Non-control/non-affiliate investments	3,094	4,201	9,992	10,662
Total other income	6,252	17,383	28,949	79,397
Total Investment Income	166,946	212,260	719,436	861,662
Operating Expenses
Base management fee	34,503	39,407	145,756	157,001
Income incentive fee	7,253	19,216	40,772	80,548
Interest and credit facility expenses	34,385	39,768	148,275	160,246
Allocation of overhead from Prospect Administration	5,523	5,708	22,257	25,781
Audit, compliance and tax related fees	1,754	1,638	4,137	3,717
Directors’ fees	150	154	600	570
Other general and administrative expenses	4,335	3,447	18,799	13,963
Total Operating Expenses	87,903	109,338	380,596	441,826
Net Investment Income	79,043	102,922	338,840	419,836
Net Realized and Net Change in Unrealized Gains (Losses) from Investments
Net realized gains (losses)
Control investments	4	—	6,378	1,039
Non-control/non-affiliate investments	(308,483)	(140,314)	(525,060)	(418,482)
Net realized gains (losses)	(308,479)	(140,314)	(518,682)	(417,443)
Net change in unrealized gains (losses)
Control investments	(83,010)	367	(300,131)	8,959
Affiliate investments	4,364	2,832	8,847	4,933
Non-control/non-affiliate investments	112,308	63,785	230	246,797
Net change in unrealized gains (losses)	33,662	66,984	(291,054)	260,689
Net Realized and Net Change in Unrealized Gains (Losses) from Investments	(274,817)	(73,330)	(809,736)	(156,754)
Net realized gains (losses) on extinguishment of debt	(156)	(36)	972	(248)
Net Increase (Decrease) in Net Assets Resulting from Operations	(195,930)	29,556	(469,924)	262,834
Preferred Stock dividends	(26,739)	(26,056)	(106,822)	(98,089)
Net gain (loss) on redemptions of Preferred Stock	(1,749)	(5,127)	(1,937)	(5,173)
Gain (loss) on Accretion to Redemption Value of Preferred Stock	(1,951)	(7,423)	(15,079)	(12,156)
Net Increase (Decrease) in Net Assets Resulting from Operations applicable to Common Stockholders	$(226,369)	$(9,050)	$(593,762)	$147,416

PROSPECT CAPITAL CORPORATION AND SUBSIDIARIES
ROLLFORWARD OF NET ASSET VALUE PER COMMON SHARE
(in actual dollars)

	Three Months Ended June 30,				Year Ended June 30,
	2025		2024		2025		2024
Per Share Data
Net asset value per common share at beginning of period	$7.25		$8.99		$8.74		$9.24
Net investment income(1)	0.17		0.25		0.77		1.02
Net realized and change in unrealized gains (losses)(1)	(0.62)		(0.20)		(1.87)		(0.42)
Net increase (decrease) from operations	(0.44)	(7)	0.05		(1.11)	(7)	0.60
Distributions of net investment income to preferred stockholders	(0.06)	(4)	(0.06)		(0.24)	(4)	(0.24)
Distributions of capital gains to preferred stockholders	—	(4)	—	(3)	—	(4)	—	(3)
Total distributions to preferred stockholders	(0.06)		(0.06)		(0.24)		(0.24)
Net increase (decrease) from operations applicable to common stockholders	(0.50)		(0.01)		(1.35)		0.36
Distributions of net investment income to common stockholders	(0.14)	(4)	(0.11)	(8)	(0.58)	(4)	(0.56)	(8)
Return of capital to common stockholders	—	(4)	(0.07)	(8)	(0.02)	(4)	(0.16)	(8)
Total distributions to common stockholders	(0.14)		(0.18)		(0.60)		(0.72)
Common stock transactions(2)	(0.06)		(0.06)		(0.25)		(0.15)
Net asset value per common share at end of period	$6.56	(7)	$8.74		$6.56	(7)	$8.74	(7)

(1)Per share data amount is based on the basic weighted average number of common shares outstanding for the year/period presented (except for dividends to stockholders which is based on actual rate per share). Realized gains (losses) is inclusive of net realized losses (gains) on investments, realized losses (gains) from extinguishment of debt and realized gains (losses) from the repurchases and redemptions of preferred stock.

(2)Common stock transactions include the effect of our issuance of common stock in public offerings (net of underwriting and offering costs), shares issued in connection with our common stock dividend reinvestment plan, common shares issued to acquire investments, common shares repurchased below net asset value pursuant to our Repurchase Program, and common shares issued pursuant to the Holder Optional Conversion of our 5.50% Preferred Stock and 6.50% Preferred Stock.

(3)Amount is less than $0.01

(4)Tax character of distributions is not yet finalized for the respective fiscal period and will not be finalized until we file our tax return for our tax year ending August 31, 2025.

(5)Diluted net decrease from operations applicable to common stockholders was $0.50 for the three months ended June 30, 2025. Diluted net decrease from operations applicable to common stockholders was $0.02 for the three months ended June 30, 2024. Diluted net decrease from operations applicable to common stockholders was $1.35 for the twelve months ended June 30, 2025. Diluted net increase from operations applicable to common stockholders was $0.34 for the twelve months ended June 30, 2024.

(6)The amounts reflected for the respective fiscal periods were updated based on tax information received subsequent to our Form 10-K filing for the year ended June 30, 2024 and our Form 10-Q filing for December 31, 2024. Certain reclassifications have been made in the presentation of prior period amounts.

(7)Does not foot due to rounding.

.

INTERNAL RATE OF RETURN

Internal Rate of Return (“IRR”) is the discount rate that makes the net present value of all cash flows related to a particular investment equal to zero. IRR is gross of general expenses not related to specific investments as these expenses are not allocable to specific investments. Investments are considered to be exited when the original investment objective has been achieved through the receipt of cash and/or non-cash consideration upon the repayment of a debt investment or sale of an investment or through the determination that no further consideration was collectible and, thus, a loss may have been realized. Prospect’s gross IRR calculations are unaudited. Information regarding internal rates of return are historical results relating to Prospect’s past performance and are not necessarily indicative of future results, the achievement of which cannot be assured.

PRIMARY ORIGINATION STRATEGIES

Our primary investment strategy is investing in private, middle-market companies in the U.S. in need of capital for refinancings, acquisitions, capital expenditures, growth initiatives, recapitalizations and other purposes. Typically, we focus on making investments in middle-market companies with annual revenues of less than $750 million and enterprise values of less than $1 billion. These private, middle-market companies are primarily owned by private equity funded and independent sponsors or us, as well as by a portfolio company’s management team, founder(s), or other investors. Our typical investment involves a senior and secured loan of less than $250 million.
Our investments in senior and secured loans are generally senior debt instruments that rank ahead of unsecured debt and equity of a given portfolio company. These loans also have the benefit of security interests on assets of the applicable portfolio company, which often rank ahead of any other security interests. We also make equity and equity-linked investments with capital-appreciation potential (such as senior and secured convertible debt, preferred equity, common equity and warrants).
We also invest a lesser amount of our assets in senior and secured debt and controlling equity positions in real estate investment trusts (“REIT” or “REITs”). The real estate investments of National Property REIT Corp. (“NPRC”) are in various classes of developed and occupied real estate properties that generate current yields, including multi-family properties and other tenant-diversified properties; historically, NPRC made investments in structured credit (primarily debt tranches). We historically invested in structured credit (primarily equity tranches).
We may also invest in other strategies and opportunities from time to time that the Investment Adviser views as attractive. The Investment Adviser may continue to evaluate other origination strategies in the ordinary course of business with no specific top-down allocation to any single origination strategy.
We directly originate the significant majority of our investments through our long-term relationships with private equity funded and independent sponsors, financial intermediaries, and management teams, as well as other sources. We seek to maximize returns, including both current yield and capital-appreciation potential, and minimize risk for our investors by applying rigorous credit and other analyses and cash-flow and asset-based lending techniques to originate, close, and monitor our investments.
We are consistently pursuing multiple investment opportunities. There can be no assurance that we will successfully consummate any investment opportunity we pursue. If any of these opportunities are consummated, there can be no assurance that investors will share our view of valuation or that any assets acquired will not be subject to future write downs, each of which could have an adverse effect on our stock price.

About Prospect Capital Corporation

Prospect is a business development company that primarily lends to and invests in middle market privately-held companies. Prospect’s investment objective is to generate both current income and long-term capital appreciation.

Prospect has elected to be treated as a business development company under the Investment Company Act of 1940. We have elected to be treated as a regulated investment company under the Internal Revenue Code of 1986.

Caution Concerning Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, whose safe harbor for forward-looking statements does not apply to business development companies. Any such statements, other than statements of historical fact, are highly likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under our control, and that we may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from any forward-looking statements. Such statements speak only as of the time when made, and we undertake no obligation to update any such statement now or in the future.

For additional information, contact:
Grier Eliasek, President and Chief Operating Officer
grier@prospectcap.com
Telephone (212) 448-0702